EXHIBIT 99.1
Financial Statements
Proprius, Inc. (a development stage company)
Years Ended December 31, 2007 and 2006 and for the
Period from May 25, 2005 (inception) to December 31, 2007

Proprius, Inc.
(a development stage company)
Financial Statements
Years Ended December 31, 2007 and 2006 and for the
Period from May 25, 2005 (inception) to December 31, 2007

Report of Independent Auditors
The Board of Directors and Stockholders
Proprius, Inc.
We have audited the accompanying balance sheets of Proprius, Inc. (a development stage company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2007 and 2006, and for the period from May 25, 2005 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proprius, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, and for the period from May 25, 2005 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
May 8, 2008

Proprius, Inc.
(a development stage company)
Balance Sheets

	December 31
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$221,814	$1,997,504
Prepaid expenses and other assets	45,614	75,473

Total current assets	267,428	2,072,977

Property and equipment, net	47,267	2,844
Other assets	9,306	—

Total assets	$324,001	$2,075,821

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$222,913	$386,661
Accrued liabilities	220,811	167,215
Convertible bridge notes	715,742	—
Current portion of capital lease	2,877	—

Total current liabilities	1,162,343	553,876

Capital lease, net of current portion	11,558	—

Restricted common stock, $0.0001 par value, 743,750 and 349,500 shares issued and outstanding at December 31, 2007 and 2006, respectively	20,625	6,505
Redeemable convertible preferred stock, $0.0001 par value; 38,000,000 shares authorized; 6,305,406 and 6,105,406 shares issued and outstanding at December 31, 2007 and 2006, respectively; liquidation and redemption value of 6,046,395 at December 31, 2007	6,046,395	5,330,662

Stockholders’ deficit:
Common stock, $0.0001 par value; 32,000,000 shares authorized; 2,747,916 and 2,353,666 shares issued and outstanding at December 31, 2007 and 2006, respectively	274	235
Additional paid-in capital	116,457	15,758
Deficit accumulated during the development stage	(7,033,651)	(3,831,215)

Total stockholders’ deficit	(6,916,920)	(3,815,222)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$324,001	$2,075,821

See accompanying notes.

Proprius, Inc.
(a development stage company)
Statements of Operations

			Period From
			May 25, 2005
			(inception) to
	Years Ended December 31		December 31
	2007	2006	2007

Expenses:
Research and development	$1,623,037	$2,382,754	$4,016,718
General and administrative	1,064,505	995,392	2,342,332

Total operating expenses	2,687,542	3,378,146	6,359,050

Interest income	32,882	7,766	40,648
Interest and other	(30,114)	(138,908)	(182,867)

Net loss	(2,684,774)	(3,509,288)	(6,501,269)

Accretion to redemption value of redeemable convertible preferred stock	(517,662)	(14,720)	(532,382)

Net loss attributable to common shareholders	$(3,202,436)	$(3,524,008)	$(7,033,651)

See accompanying notes.

Proprius, Inc.
(a development stage company)
Statements of Stockholders’ Deficit

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balance at May 25, 2005 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders at $0.005 per share	2,000,000	200	9,800	—	10,000
Vesting of restricted common stock in exchange for services at $0.01 per share	62,000	6	614	—	620
Stock-based compensation expense	—	—	730	—	730
Net loss and comprehensive loss	—	—	—	(307,207)	(307,207)

Balance at December 31, 2005	2,062,000	206	11,144	(307,207)	(295,857)
Vesting of restricted common stock in exchange for services at $0.01 per share	287,500	29	2,846	—	2,875
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	(14,720)	(14,720)
Exercise of stock options for cash	4,166	—	41	—	41
Stock-based compensation expense	—	—	1,727	—	1,727
Net loss and comprehensive loss	—	—	—	(3,509,288)	(3,509,288)

Balance at December 31, 2006	2,353,666	235	15,758	(3,831,215)	(3,815,222)
Vesting of restricted common stock in exchange for services at $0.10 per share	394,250	39	39,425	—	39,464
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	(517,662)	(517,662)
Stock-based compensation expense	—	—	61,274	—	61,274
Net loss and comprehensive loss	—	—	—	(2,684,774)	(2,684,774)

Balance at December 31, 2007	2,747,916	$274	$116,457	$(7,033,651)	$(6,916,920)

See accompanying notes.

Proprius, Inc.
(a development stage company)
Statements of Cash Flows

			Period From
			May 25, 2005
			(inception) to
	Year Ended December 31		December 31
	2007	2006	2007

Cash flows from operating activities
Net loss	$(2,684,774)	$(3,509,288)	$(6,501,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,348	1,065	17,692
Stock-based compensation	100,738	4,602	106,690
Deferred compensation	—	58,333	85,833
Noncash interest expense	—	136,058	149,902
Noncash research and development	200,000	—	200,000
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	43,979	(68,803)	(24,989)
Other assets	(9,306)	—	(9,306)
Accounts payable	(163,748)	315,684	222,913
Accrued expenses	53,596	156,612	220,811

Net cash used in operating activities	(2,443,167)	(2,905,737)	(5,531,723)

Cash flows from investing activities
Purchases of property and equipment	(44,173)	(1,199)	(48,361)

Net cash used in investing activities	(44,173)	(1,199)	(48,361)

Cash flows from financing activities
Proceeds from the issuance of bridge notes	715,742	2,075,000	3,415,742
Proceeds from the sale of common stock	—	41	10,041
Net proceeds from the sale of redeemable convertible preferred stock	(1,929)	2,380,207	2,378,278
Principal payments under capital lease	(2,163)	—	(2,163)

Net cash provided by financing activities	711,650	4,455,248	5,801,898

Net increase (decrease) in cash and cash equivalents	(1,775,690)	1,548,312	221,814
Cash and cash equivalents, beginning of period	1,997,504	449,192	—

Cash and cash equivalents, end of period	$221,814	$1,997,504	$221,814

Noncash investing and financing activities
Conversion of bridge notes and accrued interest for Series A Preferred Stock	$—	$2,935,735	$2,935,735

See accompanying notes.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements
December 31, 2007
1. Organization and Basis of Presentation
Proprius, Inc. (“Proprius” or the “Company”) was incorporated in Delaware on May 25, 2005 (inception). Proprius is a privately held specialty pharmaceutical company developing personalized medicine solutions in rheumatology and autoimmune diseases.
As of December 31, 2007, Proprius has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, Proprius is considered to be in the development stage.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The carrying amounts of cash and cash equivalents, prepaid assets and accounts payable approximate fair market value due to their short-term nature.
Cash and Cash Equivalents
Proprius considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts.
Property and Equipment
Property and equipment, which consists of office furniture and equipment and laboratory equipment, are stated at cost and depreciated over the estimated useful lives of the assets (three to seven years) using the straight-line method.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Proprius periodically reevaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated lives of all of its long-lived assets, including property and equipment. The determinants used for this evaluation include management’s estimate of the asset’s ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company’s business objective. Proprius has not recognized any impairment losses through December 31, 2007.
Research and Development Costs
All research and development costs are charged to expense as incurred.
Foreign Currencies
Gains and losses arising from foreign currency transactions are included in other non-operating expenses. For the years ended December 31, 2007 and 2006, and for the period of May 25, 2005 (inception) to December 31, 2007, Proprius incurred $20,919, $1,046 and $21,965, respectively, in losses from foreign currency transactions.
Income Taxes
Proprius accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities reflect the future tax consequences of the differences between the financial reporting and tax basis of assets and liabilities using current enacted tax rates. Proprius provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
Proprius accounts for its stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) issued SFAS 123(R), Share-Based Payment, which is a revision of SFAS 123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options and restricted stock, to be recognized in the financial statements based on their grant date fair values. Prior to 2007, Proprius had not granted any equity awards to employees. For the year ended December 31, 2007 and for the period of May 25, 2005 (inception) to December 31, 2007, Proprius recognized $56,731 in stock-based compensation expense associated with equity awards granted to employees, directors or officers of the Company.
For non-employees, Proprius accounts for stock-based compensation in accordance with EITF No. 96-18, Accounting Recognition for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Equity instruments awarded to non-employees are periodically re-measured as the underlying awards vest unless the instruments are fully vested, immediately exercisable and nonforfeitable on date of grant. For the years ended December 31, 2007 and 2006, and for the period of May 25, 2005 (inception) to December 31, 2007, Proprius recognized $44,110, $4,602 and $49,959, respectively, in compensation costs related to equity awards granted to non-employees.
Proprius grants stock options to purchase common stock with exercise prices equal to the value of the underlying stock, as determined by the board of directors on the date the equity award was granted. The board of directors determined the value of the underlying stock by considering a number of factors, including historical and projected financial results, the risks Proprius faced at the time, the preferences of the Company’s preferred stockholders, and the lack of liquidity of the Company’s common stock.
In accordance with the requirements of SFAS 123(R), Proprius determined the appropriate forfeiture rate, risk-free interest rate, expected term and volatility assumptions. The weighted-average expected life of options for 2007 reflects the Company’s estimate based on weighted-average vesting periods, historical behavior and other factors about the Company that would impact option-holder behavior. Estimated volatility for the year ended December 31, 2007 reflects the application of SAB No. 107’s interpretive guidance and, accordingly, incorporates historical volatility of similar entities whose share prices are publicly available. The risk-free

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
interest rate is based upon U.S. Treasury securities with remaining terms similar to the expected term of the share-based awards. Proprius has not paid any cash dividends on its common stock and does not anticipate paying any cash dividends on common stock for the foreseeable future. The assumptions used in the Black-Scholes model were 4.0 years for the expected term, 60% for the expected volatility, 4.10% for the risk-free rate and 0% for the dividend yield for the year ended December 31, 2007. Proprius may elect to use different assumptions under the Black-Scholes valuation model in the future. Future expense amounts for any particular reporting period could be affected by changes in the assumptions. In addition, under the provisions of SFAS 123(R), Proprius considered applying a forfeiture rate based on an estimate of the number of option awards that will be forfeited in future periods; however, Proprius determined that the option-holders, who are founding employees, are not likely to forfeit based on currently available information.
As of December 31, 2007 there was $62,900 of unrecognized compensation related to employee stock options that is expected to be recognized, on a straight-line basis, over a weighted-average remaining period of 1.6 years.
Recent Accounting Pronouncements
In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that the Company recognize the impact of a tax position in its financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN No. 48 are effective as of the beginning of Proprius’s 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Proprius does not expect the adoption of FIN No. 48 to have any impact on its results of operations or financial position, and Proprius is continuing to evaluate the impact, if any, the adoption of FIN No. 48 will have on its disclosure requirements.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. It also establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company believes the adoption of SFAS No. 157 will not have a material effect on its results of operations and financial position.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Most of the provisions in SFAS No. 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company believes the adoption of SFAS No. 159 will not have a material effect on its results of operations and financial position.
3. Property and Equipment
Property and equipment consist of the following:

	December 31,
	2007	2006

Office furniture and equipment	$61,323	$4,188
Laboratory equipment	3,635	—

	64,958	4,188
Less accumulated depreciation and amortization	(17,691)	(1,344)

	$47,267	$2,844

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
3. Property and Equipment (continued)
Depreciation expense related to property and equipment, which includes amortization of an asset recorded under a capital lease, amounted to $16,348, $1,065 and $17,691 for the years ended December 31, 2007 and 2006, and for the period from May 25, 2005 (inception) to December 31, 2007, respectively. As of December 31, 2007, the cost of an asset recorded under a capitalized lease was approximately $16,598, and the related accumulated amortization was approximately $4,835.
4. Convertible Bridge Notes
During 2005 and 2006, Proprius issued a total of $2,785,833 in convertible notes bearing interest at 8% per annum (the “Seed Bridge Notes”). The Seed Bridge Notes were scheduled to mature at the earlier of January 1, 2008, or upon an equity financing with total gross proceeds to the Company of at least $6 million.
On December 20, 2006, the principal amounts plus accrued interest on the Seed Bridge Notes then outstanding were converted into 3,605,406 million shares of Series A Preferred Stock at conversion prices ranging from approximately $0.71 to $0.83 per share.
In the fourth quarter of 2007, Proprius issued a new set of convertible notes totaling $715,742 bearing interest at 8% per annum (the “Series A Bridge Notes”). The Series A Bridge Notes are scheduled to mature at the earlier of March 31, 2008, or upon an equity financing with total gross proceeds to the Company of at least $5 million. The holders of the Series A Bridge Notes may optionally convert their notes and accrued interest at any time to a new class of Series A preferred stock at $0.50 per share. This new class of preferred stock has substantially the same preferences, privileges and rights as the Series A Preferred Stock, with the exception that it is senior to the Series A Preferred Stock with respect to dividends, liquidation preference and redemption.
In the event of the liquidation or deemed liquidation of Proprius, the principal and interest amounts due under the Series A Bridge Notes increase to two times the outstanding principal and interest. In such a liquidation or deemed liquidation event, the Series A Bridge Notes would automatically convert into Series A Preferred Stock at $1.00 per share (Note 10).

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
5. Redeemable Convertible Preferred Stock
During 2006, Proprius sold 6,105,406 shares of Series A convertible preferred stock (“Series A Preferred Stock”) at $1.00 per share for gross proceeds of $2,500,000 in cash and the conversion of $2,935,735 of Seed Bridge Notes and related accrued interest. In connection with the Series A Preferred Stock issuance, Proprius incurred $121,722 of offering costs.
Pursuant to the terms of the Series A Preferred Stock purchase agreement, certain of the holders of the Series A Preferred Stock obtained a right but not the obligation to purchase a second tranche of 8,500,000 shares of Series A Preferred stock, as well as a right to purchase a third tranche of 6,000,000 shares of Series A Preferred Stock upon the Company meeting certain milestones. Both of these tranche rights expired in May 2007, and neither set of rights was exercised by any of the Series A Preferred Stock holders. In accordance with FASB Staff Position 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, these rights should be valued and accounted for as a liability and subsequently adjusted to fair value at each reporting date. Management ultimately determined that the estimated fair value of the rights to purchase additional rounds of Series A Preferred stock was not significant.
The holders of the Series A Preferred Stock are entitled to receive cumulative dividends at a rate of $0.08 per share per annum. The preferred stock dividends are payable when and if declared by the Board of Directors. As of December 31, 2007, the Board of Directors has not declared any dividends. The Series A Preferred Stock dividends are payable in preference and in priority to any dividends on common stock.
The holders of the Series A Preferred Stock are entitled to receive liquidation preferences at the rate of $1.00 per share plus all unpaid dividends. Liquidation payments to the holders of Series A Preferred Stock have priority and are made in preference to any payments to the holders of common stock.
After December 20, 2011, the holders of the Series A Preferred Stock can elect by a vote of 60% of the holders to have the Company redeem all of the outstanding Series A Preferred Stock in three annual installments. The repurchase price is $1.00 per share (as adjusted) plus unpaid dividends with respect to such shares.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
5. Redeemable Convertible Preferred Stock (continued)
The shares of Series A Preferred Stock are convertible into an equal number of shares of common stock, at the option of the holder, subject to certain antidilutive adjustments. Each share of Series A Preferred Stock is automatically converted into common stock immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, in which the per share price is at least $3.00 (as adjusted), and the gross cash proceeds are at least $30,000,000 or (ii) the date specified by written consent or agreement of the holders of not less than 60% of the then outstanding shares of Preferred Stock.
The holders of Series A Preferred Stock are entitled to one vote for each share of common stock into which such Series A Preferred Stock could then be converted; and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.
6. Stockholders’ Equity
Restricted Common Stock
In 2005 and 2006, Proprius issued 1,000,000 shares of restricted common stock to consultants and advisors of the company (“Restricted Consultants’ Stock”) at a price of $0.01 per share. The Restricted Consultants’ Stock vests monthly over two years. At December 31, 2007, 206,250 shares of restricted common stock held by certain members of management are subject to repurchase by the Company upon terminations. Unvested shares are to be repurchased at the issuance price of the stock are recorded as a liability in accordance with FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The value of the shares increased to $0.10 in 2007 and has been reflected as a noncurrent liability in accordance with SFAS 150.
In accordance with Emerging Issues Task Force (“EITF”) Issue 96-18, Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services, the Company periodically re-measures the fair value of restricted stock grants to non-employees and recognizes the related expense during the vesting period. In connection with the issuance of Restricted Consultants’ Stock, stock compensation cost of $44,110, $4,602, and $49,959 was recognized for the years ended December 31, 2007 and 2006, and for the period May 25, 2005 (inception) to December 31, 2007, respectively.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
As of December 31, 2007, there was $20,625 of unrecognized compensation expense related to the unvested restricted common stock, all of which is expected to be recognized in 2008.
Stock Options
Proprius adopted a Stock Option Plan (the “Plan”) in 2006 under which 4,175,000 shares of common stock are reserved for issuance to employees, non-employee directors and consultants of the Company. The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses, and rights to purchase restricted stock to eligible recipients. Recipients of incentive stock options shall be eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than 85% of the estimated fair market value of such stock on the date of grant. The maximum term of options granted under the Plan is ten years. The options generally vest 25% on the first anniversary of the original vesting date, with the balance vesting monthly over the remaining three years. As of December 31, 2007, 1,620,834 options remain available for future grant under the Plan.
The following table summarizes stock option transactions under the Plan since inception:

		Weighted-
	Options	Average
	Outstanding	Exercise Price

Outstanding at May 25, 2005 (inception) 2005	—	—
Granted	2,025,000	$0.006

Outstanding at December 31, 2005	2,025,000	$0.006
Granted	650,000	$0.010
Exercised	4,166	$0.010
Forfeited	95,834	$0.010

Outstanding at December 31, 2006	2,575,000	$0.007
Granted	100,000	$0.100
Forfeited	125,000	$0.010

Outstanding at December 31, 2007	2,550,000	$0.011

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
Exercise prices for options outstanding as of December 31, 2007 range from $0.005 to $0.100 per share. The weighted-average remaining contractual life of options outstanding at December 31, 2007 is 7.9 years. The weighted-average fair value of options granted during the years ended December 31, 2007 and 2006, and for the period from Plan inception to December 31, 2007 was $0.087, $0.005, and $0.007, respectively. The number of shares vested and exercisable at December 31, 2007 and 2006 were 1,376,181 and 762,292, respectively, with a weighted-average exercise price of $0.007 and $0.006 per share, respectively.
For the period from Plan inception to December 31, 2007, Proprius granted 2,775,000 stock options to consultants. On January 1, 2007 certain of the consultants became employees. As of December 31, 2007 there were 850,000 consultant stock options outstanding. Of these outstanding consultant stock options 339,201 were vested and 510,799 were unvested. In accordance with Emerging Issues Task Force (“EITF”) Issue 96-18, Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services, Proprius periodically remeasures the fair value of stock options non-employees and recognizes the related income or expense during their vesting period. Stock options granted to consultants resulted in expense of $17,173 for the year ended December 31, 2007. Stock compensation expense for consultants is included either within research and development or general and administrative expense depending upon the nature of the consulting services provided.
Common Stock Reserved for Future Issuance
Common stock reserved for future issuance consists of the following at December 31, 2007:

Conversion of preferred stock	6,305,406
Stock options issued and outstanding	2,550,000
Authorized for future option grants	1,620,834

10,476,240

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
7. Income Taxes
Significant components of the Company’s deferred tax assets at December 31, 2007 and 2006, are shown below. A valuation allowance has been recorded to offset the deferred tax assets as realization of such assets does not meet the “more likely than not” threshold under SFAS No. 109.

	December 31,
	2007	2006

Deferred tax assets:
Net operating loss carryforwards	$1,821,102	$876,171
Intangible assets	724,225	631,452
Research and development credits	90,753	32,899
Other	40,282	9,403

Total deferred tax assets	2,676,362	1,549,925
Less valuation allowance	(2,676,362)	(1,549,925)

Net deferred tax assets	$—	$—

At December 31, 2007, Proprius has federal and state net operating loss carryforwards of approximately $4.5 million. The federal and state loss carryforwards begin to expire in 2025 and 2015, respectively, unless previously utilized. Proprius also has federal and state research tax credit carryforwards of approximately $56,000 and $53,000, respectively. The federal research credit carryforwards will begin expiring in 2025 unless previously utilized. The state research credit will carry forward indefinitely.
Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% has occurred within a three-year period.
8. Commitments
Operating Leases
Proprius leases its facilities under a noncancelable operating lease that expires in January 2008. Rent expense for the year ended December 31, 2007 and for the period from May 25, 2005 (inception) to December 31, 2007 totaled $102,366. Proprius did not incur rent expense in 2006.
Proprius leases office equipment under a capital lease, with monthly payments due through February 2012.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
8. Commitments (continued)
As of December 31, 2007, future annual minimum lease payments are as follows:

	Operating
	Lease	Capital Lease

2008	$9,306	$4,356
2009	—	4,356
2010	—	4,356
2011	—	4,356
2012	—	724

	$9,306	18,148

Less amount representing interest		3,713

Present value of obligation under capital leases		14,435
Current portion of capital lease obligation		2,877

Capital lease obligation, net of current portion		$11,558

9. Commercial Agreements
In an April 2006 agreement with AlphaRx, Inc., Proprius obtained exclusive world-wide rights (excluding Mexico and Asia) for the development and commercialization of Indaflex™, a non-steroidal anti-inflammatory topical drug for the treatment of rheumatoid arthritis (the “AlphaRx License Agreement”). Under the AlphaRx License Agreement, Proprius paid $1 million in upfront fees, and agreed to pay up to a total of $15 million upon reaching various clinical development milestones, as well as additional amounts for reaching various sales milestones. The AlphaRx License Agreement also provides for royalties on net sales of Indaflex™ at varying rates depending on the level of sales. As of December 31, 2007, no clinical or sales milestones had been reached. In 2006, Proprius charged the $1 million in upfront payments in connection with the AlphaRx License Agreement to research and development expense.
In September 2007, Proprius entered into a licensing agreement with Prometheus Laboratories Inc. to develop and commercialize patented diagnostic tests relating to methotrexate metabolites and pharmacogenectics (the “Prometheus License Agreement”). Under the Prometheus License Agreement, Proprius paid $350,000 in up-front fees to obtain the world-wide rights to these technologies. Proprius also agreed to pay additional amounts for achieving certain sales milestones, plus a royalty on all net revenue associated with the licensed technologies. As of December 31, 2007, Proprius had not generated revenue from the licensed technologies.

Proprius, Inc.
(a development stage company)
Notes to Financial Statements (continued)
9. Commercial Agreements (continued)
The up-front payments of $350,000 to Prometheus Laboratories Inc. in 2007 consisted of a cash payment of $150,000, plus the issuance of 200,000 shares of Proprius’ Series A Preferred stock, valued at $1 per share. Proprius expensed the combined $350,000 in upfront payments to research and development expense in 2007.
10. Subsequent Event
On February 25, 2008, Cypress Biosciences, Inc. (“Cypress”) announced the execution of a definitive agreement to acquire Proprius. Under the agreement, which was closed on March 4, 2008, Cypress purchased all outstanding shares of Proprius’ capital stock for an upfront cash payment of $37.5 million, with an additional $37.5 million of milestone payments associated with the development of Proprius’ therapeutic candidates.
Upon the execution of the agreement, all Series A Bridge Notes and related accrued interest converted to 875,514 shares of Series A preferred stock at $1.00 per share.